UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

PARAMETRIC SOUND CORPORATION

(Name of Registrant As Specified In Its Charter)

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PARAMETRIC SOUND CORPORATION

100 Summit Lake Dr. Ste 100

Valhalla, NY 10595

NOTICE OF STOCKHOLDER ACTION TAKEN BY WRITTEN CONSENT

To our stockholders:

NOTICE IS HEREBY GIVEN that the Board of Directors of Parametric Sound Corporation, a Nevada corporation (which we refer to in this Notice as the “Company,” “we,” “us” or “our”), has approved, and the holders of a majority of the outstanding shares of our common stock, par value $0.001 per share (the “Common Stock”), have executed a Written Consent of Stockholders approving an amendment to our Articles of Incorporation to change the name of Company to “Turtle Beach Corporation” (the “Name Change”). The Name Change will not change or otherwise affect the Company’s state of formation, which is Nevada.

By a Board Resolution effective January 30, 2014, the Board of Directors of the Company approved the Name Change, subject to shareholder approval under the Nevada Revised Statutes. Under the Nevada Revised Statutes and our bylaws, stockholder action may be taken by written consent without a meeting of stockholders. A majority of stockholders subsequently approved the Name Change by written consent in lieu of a meeting on February 26, 2014.

The accompanying information statement (the “Information Statement”) is being furnished to our stockholders of record as of February 26, 2014, for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. Pursuant to Rule 14c-2(b) promulgated under the Exchange Act, the Name Change will be effective on or about March     , 2014, or approximately 20 calendar days after the initial mailing of the accompanying Information Statement to our stockholders. We will mail the Notice of Stockholder Action Taken by Written Consent to the Stockholders on or about March     , 2014.

Under Nevada law, our stockholders are not entitled to dissenter’s rights with respect to the Name Change or to demand appraisal of their shares as a result of the approval of the Name Change.

Your consent to the Name Change is not required and is not being solicited. The accompanying Information Statement will serve as notice of the approval of the Name Change by less than the unanimous written consent of our stockholders pursuant to the Exchange Act and the Nevada Revised Statutes.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

We thank you for your continued support of the Company.

By Order of the Board

Valhalla, New York	Juergen Stark,
March , 2014	President and Chief Executive Officer

PARAMETRIC SOUND CORPORATION

100 Summit Lake Dr. Ste 100

Valhalla, NY 10595

INFORMATION STATEMENT

Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(PRELIMINARY)

THIS INFORMATION STATEMENT IS BEING SENT TO YOU FOR INFORMATION PURPOSES

ONLY AND NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED

IN CONNECTION WITH THIS INFORMATION STATEMENT.

THIS INFORMATION STATEMENT IS BEING MAILED ON OR ABOUT MARCH     , 2014

TO STOCKHOLDERS OF RECORD ON FEBRUARY 26, 2014.

Parametric Sound Corporation, a Nevada corporation (which we refer to in this Information Statement as the “Company,” “we,” “us” or “our”), is sending you this Information Statement for the purpose of informing you, as one of our stockholders, in the manner required under Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, that our Board of Directors (the “Board”) has previously approved, and the holders of a majority of the outstanding shares of our common stock, par value $0.001 per share (the “Common Stock”), as permitted by our bylaws and the Nevada Revised Statutes, have previously executed a Written Consent of Stockholders approving an amendment (the “Amendment”) to our Articles of Incorporation to change the corporate name of the Company to “Turtle Beach Corporation” (the “Name Change”). The Company anticipates that the Certificate of Amendment to the Amended and Restated Articles of Incorporation will be filed with the Nevada Secretary of State on or about March     , 2014. The Name Change is to be effective on or about 20 calendar days after the initial mailing of this Information Statement.

The Written Consent and Action of Stockholders in Lieu of a Meeting is the only stockholder approval required to adopt the Name Change. Accordingly, all necessary corporate approvals in connection with the Name Change have been obtained, no further action by any other stockholder is required to approve the Name Change and we have not and will not be soliciting your approval of the Name Change.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE NAME CHANGE

Approval of the Name Change

Our Board approved the Name Change at a meeting held on January 30, 2014, and concurrently adopted a resolution to submit the Name Change to the stockholders for consideration and approval. Implementing the Name Change requires an Amendment to our Articles of Incorporation, and this Amendment requires the affirmative vote by the holders of a majority of our outstanding Common Stock.

Current Capitalization

Currently, we are authorized to issue up to 50,000,000 shares of Common Stock, of which 37,613,648 shares were issued and outstanding as of February 26, 2014 (the “Record Date”). We are additionally authorized to issue up to 1,000,000 shares of Preferred Stock, none of which are issued and outstanding.

Reasons for an Amendment to the Articles of Incorporation to Change the Company’s Corporate Name

The Board believes it is in the Company’s best interest to change the name of Company to “Turtle Beach Corporation”. The Board believes the name “Turtle Beach Corporation” better reflects the nature and disposition of the Company’s business direction and better aligns our corporate name with our market identity.

Effect of Changing the Company’s Corporate Name

The Name Change will not result in a change in the Company’s domicile state or affect in any way the Company’s management, assets, liabilities or share structure. The Company’s business will remain the same. The Name Change will not, and does not, affect or change the Company’s authorized shares, par value, or designation or rights and preferences of any class or series of the Company’s stock. The Company’s Articles of Incorporation and Bylaws will remain the same except for the Name Change.

Effective Date of the Name Change

In accordance with Rule 14c-2 under the Exchange Act, the Name Change will not become effective until at least 20 calendar days after the date that we mail this Information Statement to our stockholders. Once this period has passed, we will file an amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada to effect the change in our corporate name.

Impact on Stock Certificates

Once the Name Change becomes effective, stock certificates representing our Common Stock under our former name will continue to be valid. Stockholders will not be required to tender their shares for reissuance; however, shares that are submitted to our transfer agent for whatever reason will be reissued under the new name. We request that stockholders do not send to us any stock certificates for reissuance under our new name; new stock certificates reflecting the Name Change will be issued in due course as stock certificates representing shares prior to the Name Change are tendered for exchange or transfer to our transfer agent. As applicable, new stock certificates evidencing the Name Change that are issued in exchange for stock certificates bearing restrictive legends will contain the same restrictive legend as the old certificate.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement mentions our intention to file an Amendment to our Articles of Incorporation to change our name from “Parametric Sound Corporation” to “Turtle Beach Corporation”. However, our Board may elect, in its sole discretion, to abandon the Name Change at any time prior the filing of such Amendment with the Secretary of State of the State of Nevada. We caution you not to place undue reliance on the fact that we may file such an Amendment. We do not intend to provide any update with respect to the status of our Name Change unless and until it becomes effective.

NO DISSENTER’S RIGHTS

The corporate action described in this Information Statement will not afford to any of our stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their stock.

INTEREST OF CERTAIN PERSONS IN THE ACTIONS TAKEN

None of our officers or directors, and no person associated with any of them, have any interest in the Name Change that is different from every other stockholder.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Under the Nevada Revised Statutes, the affirmative vote of the holders of at least a majority of the outstanding stock entitled to vote thereon is required to approve the Amendment. As of the Record Date, 37,613,648 shares of Common Stock were issued and outstanding. Each share of Common Stock entitled the holder thereof to one vote on the Name Change.

RECENT CHANGE OF CONTROL

On January 15, 2014, the Company completed the merger (the “Merger”) of its wholly-owned subsidiary, Paris Acquisition Corp., a Delaware corporation (“Merger Sub”), with and into VTB Holdings, Inc., a Delaware corporation (“VTBH”), in accordance with the terms and conditions of the Agreement and Plan of Merger dated August 5, 2013 among the Company, VTBH and Merger Sub (the “Merger Agreement”). As a result of the Merger, VTBH, the surviving entity in the Merger, became a wholly-owned subsidiary of the Company, and the Company issued to the former holders of VTBH common stock and Series A Preferred Stock an aggregate of 30,227,100 shares of Common Stock. In addition, in accordance with the terms of the Merger Agreement, all outstanding options to purchase shares of VTBH common stock were converted into options to purchase shares of Common Stock and were assumed by the Company (the “Converted Options”). These newly issued shares of Common Stock, together with the Converted Options, represent approximately 80% of the total issued and outstanding shares of Common Stock, on a fully-diluted basis.

The issuance of shares of Common Stock to the former holders of VTBH common stock and Series A Preferred Stock resulted in a change of control of the Company. The names of the former VTBH stockholders that received Common Stock in connection with the Merger are listed below in the Section entitled “Security Ownership of Certain Beneficial Owners and Management.”

For additional information about the Merger, see the Company’s Definitive Proxy Statement on Schedule 14A for the special meeting of stockholders held on December 27, 2013, a copy of which was filed with the Securities and Exchange Commission on December 3, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of the Record Date for (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company’s directors and executive officers and (iii) all of the Company’s directors and executive officers as a group. Other than as set forth below, we are not aware of any other stockholder who may be deemed a beneficial owner of more than 5% of our Common Stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after February 26, 2014 are deemed outstanding, while the shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, we believe that the persons and entities named in the table have sole voting or investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Unless otherwise indicated, the principal address of each of the persons below is c/o Parametric Sound Corporation, 100 Summit Lake Dr. Ste 100, Valhalla, NY 10595.

Executive Officers and Directors	Number of Shares Beneficially Owned (1)		Percentage of Outstanding Shares (2)	Number of Record Shares (3)	Percentage of Outstanding Shares (2)
Juergen Stark	959,001	(4)	2.5%	—	—
John Hanson	—		—	—	—
Ronald Doornink	1,016,036	(5)(6)	2.7%	—	—
Kenneth A. Fox	30,227,100	(6)(7)	80.4%	—	—
William E. Keitel	—		—	—	—
Laureen DeBuono	—		—	—	—
Kenneth F. Potashner	615,000	(8)	1.6%	25,000	*
Andrew Wolfe, Ph.D.	13,125	(9)	*	—	—
All executive officers and directors as a group (8 persons)	32,830,262	(10)	83.8%	25,000	*

Certain Other Stockholders (excludes Executive Officers and Directors)
SG VTB Holdings, LLC 402 West 13th Street New York, New York 10014	30,227,100	(6)(11)	80.4%	15,438,830	41.0%
Carmine Bonanno 39 Albermarle Road White Plains, New York 10605	5,842,213	(6)	15.5%	5,842,213	15.5%
Frederick Romano 3176 Arbour Lane Yorktown Heights, New York 10598	5,842,213	(6)	15.5%	5,842,213	15.5%
Doornink Revocable Living Trust, dated December 17, 1996, as amended	1,016,036	(6)	2.7%	1,016,036	2.7%
Ronald Doornink 2012 Irrevocable Trust, dated November 30, 2012 601 Delaware Avenue, Floor 2 Wilmington, Delaware 19801	1,007,908	(6)	2.7%	1,007,908	2.7%
Martha M. Doornink 2012 Irrevocable Trust, dated November 30, 2012 601 Delaware Avenue, Floor 2 Wilmington, Delaware 19801	1,007,908	(6)	2.7%	1,007,908	2.7%
Michael Rowe 1032 Canyon Creek Drive Rochester Hills, Michigan 48306	35,996	(6)	*	35,996	*
Amie Rowe 17430 College Parkway Livonia, Michigan 48152	35,996	(6)	*	35,996	*

*	Less than 1%.

(1)	As used in this table, beneficial ownership means the sole or shared power to vote or direct the voting of a security, or the sole or shared power to dispose, or direct the disposition, of a security.

(2)	Percentage ownership is based upon 37,613,648 shares of Common Stock outstanding as of the Record Date.

(3)	As used in this table, “record shares” includes only those shares of Common Stock which the reporting person holds of record and which are outstanding as of the Record Date.

(4)	Includes options currently exercisable and those exercisable within 60 days of February 26, 2014 for an aggregate of 959,001 shares of Common Stock.

(5)	Includes 1,016,036 shares of Common Stock held by the Doornink Revocable Living Trust, dated December 17, 1996, as amended (the “1996 Trust”). Mr. Doornink and his wife are the co-trustees of the 1996 Trust, and, as such, Mr. Doornink may be deemed to share beneficial ownership of such shares. Mr. Doornink expressly disclaims beneficial ownership of any such shares except to the extent of his pecuniary interest therein.

(6)	On January 27, 2014, SG VTB Holdings, LLC (“SG VTB”), the Ronald Doornink 2012 Irrevocable Trust dated November 30, 2012 (the “RD 2012 Trust”), the Martha M. Doornink 2012 Irrevocable Trust dated November 30, 2012 (the “MD 2012 Trust”), the 1996 Trust, Carmine Bonanno, Frederick Romano, Michael Rowe and Amie Rowe (collectively, the “Stockholder Group”) jointly filed a Schedule 13D (the “Schedule 13D”) with the SEC. The Stockholder Group made a single, joint filing to reflect the formation of a “group” within the meaning of Section 13(d)(3) of the Exchange Act. Pursuant to a Stockholder Agreement, dated August 5, 2013, by and among the members of the Stockholder Group (the “Stockholder Agreement”), the Stockholder Group has agreed to aggregate their voting power with respect to the election of directors of the Company that have been designated by SG VTB. As a result of the Stockholder Agreement, SG VTB and Mr. Fox (in his capacity as the sole manager of SG VTB) may be deemed to share beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of, and to share the power to vote or direct the vote of, 30,227,100 shares of Common Stock held, in the aggregate, by the Stockholder Group. In order for a member of the Stockholder Group other than SG VTB or Mr. Fox (each other member, a “Non-SG Member”) to be treated as having or sharing beneficial ownership of securities held by any other member of the Stockholder Group, evidence beyond formation of the group under Rule 13d-5(b) would need to exist. Since the Non-SG Members do not have the right to designate a director to the Company’s board of directors or otherwise share the power to vote or direct the vote of any securities held by any other member of the Stockholder Group, no Non-SG Member is deemed to beneficially own any securities held by another member of the Stockholder Group solely as a result of entering into the Stockholder Agreement. While certain members of the Stockholder Group share voting power as described above, each member of the Stockholder Group retains sole dispositive power with respect to any shares held by such member, subject to the terms of the Stockholder Agreement. Each member of the Stockholder Group expressly disclaims beneficial ownership of any shares owned by any other member of the Stockholder Group except to the extent of such member’s pecuniary interest therein.

(7)	Includes 30,227,100 shares of Common Stock beneficially owned by SG VTB. Mr. Fox is the sole manager of SG VTB and, as such, has voting and investment control over the securities held by SG VTB. By virtue of his relationship with SG VTB, Mr. Fox may be deemed to share beneficial ownership of such shares. Mr. Fox expressly disclaims beneficial ownership of any such shares except to the extent of his pecuniary interest therein.

(8)	Includes options currently exercisable and those exercisable within 60 days of February 26, 2014 for an aggregate of 590,000 shares of Common Stock.

(9)	Includes options currently exercisable and those exercisable within 60 days of February 26, 2014 for an aggregate of 13,125 shares of Common Stock.

(10)	Includes options currently exercisable and those exercisable within 60 days of February 26, 2014 for an aggregate of 1,562,126 shares of Common Stock.

(11)	Includes 15,438,830 shares of Common Stock held of record and 14,788,270 shares of Common Stock beneficially owned as a result of the Stockholder Group. SG VTB disclaims beneficial ownership of any such beneficially owned shares except to the extent of its pecuniary interest therein.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all related materials. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such person and that we will reimburse them for their reasonable expenses incurred in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing us at: 100 Summit Lake Dr. Ste 100, Valhalla, NY 10595 Attn: Corporate Secretary.

STOCKHOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders sharing such address. We undertake to deliver promptly upon request a separate copy of this Information Statement to any stockholder at a shared address to which a single copy of this Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such a request, it may be given by mail to our address at 100 Summit Lake Dr. Ste 100, Valhalla, NY 10595, Attn: Corporate Secretary. In addition, stockholders sharing an address can request delivery of a single copy of annual reports or proxy statements if you are receiving multiple copies upon written or oral request to the Corporate Secretary at the address stated above.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and registration statements with the SEC. These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

A copy of this Information Statement may be obtained on our website at www.parametricsound.com.

By Order of the Board

Valhalla, New York	Juergen Stark,
March , 2014	President and Chief Executive Officer